Exhibit 99.1
NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Advances Burke Hollow Project in South Texas

  Baseline monitoring wells completed as part of accelerated production permitting;

  Mineralized fronts of known resource trends continue to extend; and

  Two new mineralized horizons have been identified and are being delineated.

Corpus Christi, TX, February 27, 2014- - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to provide an update on permitting, exploration and development activities at its Burke Hollow Project. The current drilling campaign was initiated on November 4, 2013, and is continuing with three drill rigs on site. The first phase of the program consisted of drilling to accelerate production permitting, which has been completed, and the program is now focused on exploration, resource delineation and development drilling. Since the inception of the program, forty-two holes have been drilled and a total of 80 holes is budgeted.

Andy Kurrus, Vice President of Resource Development, stated: "The geological team at the Company is excited by the rapid progress we're making at Burke Hollow. In particular, the two new mineralized zones hold potential for adding significant resources at the project."

As part of the Company's accelerated permitting program for the Burke Hollow Project, six monitoring wells were successfully completed and are to be used in the establishment of baseline water quality for the project. This brings the number of regional baseline monitoring wells at the project to 30. The recently installed wells were drilled and cased within the first projected production area and will be used in the pre-operational groundwater characterization sampling program, results of which will be included in the mining permit application to be submitted to the Texas Commission on Environmental Quality.

Through careful study of the results from previous drilling campaigns, two new horizons have been identified and will be explored during the remainder of the current drilling campaign. An extension of the Goliad 370-foot sand and additional target sands will be explored over a prospective four mile geological trend in undrilled areas of the Burke Hollow Project. Additionally, Goliad target sands ranging in depth from 280 to 560 feet have been identified and will also be explored during this campaign. Plans to test the potentially productive lower Goliad sands lying between 650 and 1,100 feet in depth have been developed and will be carried out over the coming months.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery mine and the Goliad in-situ recovery project which is currently in construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of UEC to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond UEC's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact UEC and the statements contained in this news release can be found in UEC's filings with the SEC. Such risks and other factors include, among others, variations in the underlying assumptions associated with the estimation or realization of mineralization, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the mining industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. UEC believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon.

For forward-looking statements in this news release, UEC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. UEC assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.